Exhibit 3.133

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•                  First:  The name of this Corporation is First Data Commercial Services Holdings, Inc.

•                  Second:  Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 Street, in the City of Wilmington County of New Castle  Zip Code 19808.  The registered agent in charge thereof is Corporation Service Company.

•                  Third:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•                  Fourth:  The amount of the total stock of this corporation is authorized to issue is one thousand shares (number of authorized shares) with a par value of $.01 per share.

•                  Fifth:  The name and mailing address of the incorporator are as follows:

Name	Joseph C. Mullin
Mailing Address	6855 Pacific Street
	Omaha, NE	Zip Code 68106

•                  I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 16th day of August, A.D. 2006.

BY:	/s/ Joseph C. Mullin
(Incorporator)

NAME:	Joseph C. Mullin
(type or print)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FIRST DATA COMMERCIAL SERVICES HOLDINGS, INC.

First Data Commercial Services Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors of the Corporation, by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a copy of which has been filed with the minutes of the Corporation, adopted resolutions proposing the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FIRST:  The name of this corporation is FD Internal Corporation.”

and that the same be and hereby is approved, adopted and ratified.

SECOND:  The stockholders of the Corporation, by unanimous written consent of the holders of the outstanding stock entitled to vote thereon pursuant to section 228 of the General Corporation Law of the State of Delaware, a copy of which has been filed with the minutes of the Corporation, adopted the foregoing amendment to the Certificate of Incorporation of the Corporation.

THIRD:  The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * * * * * * * * * * *

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its President and Assistant Secretary this 26th day of September, 2006.

FIRST DATA COMMERCIAL SERVICES

HOLDINGS, INC.

By:	/s/ Joseph C. Mullin
Joseph C. Mullin,
President and Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FD INTERNAL CORPORATION

FD Internal Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors of the Corporation, by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a copy of which has been filed with the minutes of the Corporation, adopted resolutions proposing the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FIRST:  The name of this corporation is First Data PS Acquisition Inc.”

and that the name be and hereby is approved, adopted and ratified.

SECOND:  The stockholders of the Corporation, by unanimous written consent of the holders of the outstanding stock entitled to vote thereon pursuant to section 228 of the General Corporation Law of the State of Delaware, a copy of which has been filed with the minutes of the Corporation, adopted the foregoing amendment to the Certificate of Incorporation of the Corporation.

THIRD:  The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its Vice President and Assistant Secretary this 6th day of March, 2007.

FD INTERNAL CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen,
Vice President & Assistant Secretary